                                                                     Exhibit (d)

                    AGREEMENT FOR INVESTMENT COUNSEL SERVICE


     THIS AGREEMENT made as of the 21st day of March, 1972 between MAIRS AND POWER, INC., a Minnesota Corporation, hereinafter called the "Adviser", and MAIRS AND POWER INCOME FUND, INC., a Minnesota corporation, hereinafter called the "Fund", witnesseth:

     That in consideration of the mutual covenants herein contained and the performance herein required, the Fund and Adviser hereby mutually agree as follows:

     1.   APPOINTMENT OF ADVISER.

     The Fund hereby appoints and employs the Adviser to act as investment adviser for the Fund for the term, with the duties, and subject to the conditions as provided in this Contract, and the Adviser hereby accepts such appointment and employment.

     2.   DUTIES OF ADVISER.

     The Adviser shall furnish to the Fund such management, investment advisory, statistical and research facilities and services as may be required from time to time by the Fund. The duties of the Adviser under this Contract shall not prevent the Adviser from rendering similar services to other persons, firms, trusts, corporations or other entities.

     It is recognized the officers of the Adviser may and probably will serve as officer of the Fund. They shall receive no compensation as officers nor as directors of the Fund, their compensation being limited to that which they receive from the Adviser. The propriety of officers of the Adviser acting as officers and directors of the Fund is fully recognized hereby and it is ratified and confirmed by the Fund and all its shareholders.

     The Fund hereby agrees to indemnify the Adviser for any loss or liability which may be imposed upon the Adviser or its officers or directors by reason of any act or acts that are performed by them or any of them in the performance of this service or the within agreement as long as such act or acts shall have been performed in good faith, but nothing in this agreement shall be construed as protecting or purporting to protect the Adviser against any liability to the Fund or its security holders to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under this Contract.

     3.   ALLOCATION OF EXPENSES.

     The Adviser will assume all executive salaries and executive expenses and office rent, and the Adviser will absorb all such expenses and not charge the same since the same are included in its fees for management of the Fund. All other expenses of operating and maintaining the Fund including but not limited to attorneys and accountants fees, official fees of the Securities and Exchange Commission and Minnesota Securities Commission, printing, stationery, mimeographing and postage expenses, and premiums on fidelity bonds and insurance,


                                       1
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                                                                     Exhibit (d)

and other like expenses will be paid by the Fund directly to the recipient thereof. The Adviser will assume all expenses of distribution, sales or promotion of the Fund.

     4.   COMPENSATION OF THE ADVISER.

     The Adviser shall for its services as such receive a fee to be paid by the Fund payable monthly, the same to be based upon and equal to one twenty-fourth (1/24) of one (1) per cent of the net asset value of the Fund on the last valuation date of each month as defined by the By-laws of the Fund.

     In the event that the total expenses incurred by the Fund in any fiscal year, excluding interest, taxes, brokerage commissions and extraordinary litigation costs, but including payments to the Adviser, shall exceed 1 1/2% of the first $30 million dollars and 1% of the balance of the average value of the net assets of the Fund during said fiscal year, based upon computations of such value made as of the close of business on the last valuation day of each month during such fiscal year, then the Adviser agrees to bear, to the extent of compensation paid to the Adviser by the fund, such excess expenses.

     5.   EFFECTIVE DATE, DURATION AND TERMINATION OF THIS CONTRACT.

          (a) This Contract shall supersede in its entirety the Contract between the Adviser and the Fund dated April 1, 1962 on the effective date hereof which shall be at the commencement of business on March 21, 1972.

          (b) This Contract shall remain in effect (unless terminated as hereinafter provided) until April 1, 1973 and from year to year thereafter; provided that this Contract shall continue in effect after April 1, 1973 only as long as

               (1) such continuance is specifically approved at least annually by either (A) the Board of Directors of the Fund, or (B) "vote of a majority of the outstanding voting securities" (as defined in Section 2 (a) (42) of the Investment Company Act of 1940) of the Fund, and

               (2) the terms of this Contract are approved at least annually by the vote of a majority of the Directors of the Fund, who are not parties to the Contract or "interested persons" of any such party (as such terms are used in Section 15 (c) of the Investment Company Act of 1940) cast in person at a meeting called for the purpose of voting on such approval.

          (c) This Contract may be terminated at any time without the payment of any penalty by vote of the Board of Directors of the Fund or by "vote of a majority of the outstanding voting securities" (as defined in Section 2 (a) (42) of the Investment Company Act of 1940) of the Fund, or by the Adviser, in each case upon sixty calendar days' prior written notice to the other party to the Contract.

          (d) This Contract shall terminate automatically in the event of its "assignment" (as defined in Section 2 (a) (4) of the Investment Company Act of
1940).
     6.   AMENDMENTS.


                                       2
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                                                                     Exhibit (d)

     This Contract may be amended at any time or from time to time by an instrument in writing signed by a duly authorized officer of the Fund and by the Adviser, but no amendment to this Contract shall be effective until

               (1) such amendment is approved by the affirmative "vote of a majority of the outstanding voting securities" (as defined in Section 2 (a) (42) of the Investment Company Act of 1940), and

               (2) the terms of such amendment are approved by the vote of a majority of the Directors of the Fund, who are not parties to the Contract or "interested persons" of any such party (as such terms are used in Section 15 (c) of the Investment Company Act of 1940), cast in person at a meeting called for the purpose of voting on such approval.

                                             MAIRS AND POWER INCOME FUND, INC.


                                             By /s/ George C. Power, Jr.
                                                --------------------------------
                                                President


                                             MAIRS AND POWER, INC.


                                             By /s/ George C. Power, Jr.
                                                --------------------------------
                                                President


                                             By /s/ George A. Mairs, III
                                                --------------------------------
                                                Vice President and Treasurer


                                       3
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                                                                     Exhibit (d)

                                                                    May 17, 1982


                         MAIRS & POWER INCOME FUND, INC.

              AMENDMENT TO AGREEMENT FOR INVESTMENT COUNSEL SERVICE


     Under Section 6 of the Agreement For Investment Counsel Service between Mairs & Power, Inc., and the Corporation listed above, dated March 21, 1972, the Agreement may be amended at any time provided, however, that such amendment is approved by the affirmative vote of a majority of the outstanding voting securities of the Fund, and approved by the vote of a majority of the Directors of the Fund who are not interested persons of the Fund or the Investment Adviser.

     In accordance with the language in paragraph one, an amendment to revise the "Compensation of the Adviser" section of the "Agreement" was submitted to shareholder vote at the Annual Meeting of Shareholders on May 17, 1982, and to the Directors on that same date. The amendment, if approved, would raise the fee, paid monthly, to 1/20 of 1% of the net asset value of the Fund on the last valuation date of each month as defined in the By-Laws of the Fund effective with the last valuation date of May, 1982.

     The amendment did receive an affirmative vote of a majority of the outstanding voting securities of the Fund and, on that same date, received the unanimous approval of the Fund's Directors who are not interested persons of the Fund or the Investment Adviser.

     There are no other changes in the "Agreement".


                                        Mairs & Power Income Fund, Inc.


                                        By /s/ George C. Power, Jr.
                                           -------------------------------------
                                           President, Mairs & Power, Inc.


                                        By /s/ George C. Power, Jr.
                                           -------------------------------------
                                           President


                                        By /s/ Ronald J. Desellier
                                           -------------------------------------
                                           Secretary